EXHIBIT 21

LIST OF SUBSIDIARIES

     Subsidiaries of Ashland Inc. ("AI") at September 30, 1997, included the companies listed below. Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below. Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

                                                                        Jurisdiction of          Immediate
                              Company                                    Incorporation            Parent*

APAC-Alabama, Inc....................................................      Delaware                 AHI
APAC-Arkansas, Inc...................................................      Delaware                 AHI
APAC-Carolina, Inc...................................................      Delaware                 AHI
APAC-Florida, Inc....................................................      Delaware                 AHI
APAC-Georgia, Inc....................................................       Georgia                 AHI
APAC Holdings, Inc. ("AHI")..........................................      Delaware                 AI
APAC, Inc............................................................      Delaware                 AHI
APAC-Kansas, Inc.....................................................      Delaware                 AHI
APAC-Mississippi, Inc................................................      Delaware                 AHI
APAC-Oklahoma, Inc...................................................      Delaware                 AHI
APAC-Tennessee, Inc..................................................      Delaware                 AHI
APAC-Texas, Inc......................................................      Delaware                 AHI
APAC-Virginia, Inc...................................................      Delaware                 AHI
Arch Coal, Inc.......................................................      Delaware               AI 54%
Ashland Chemical Canada Ltd..........................................   Alberta, Canada             AI
Ashland Chemical Hispania, S.A.......................................        Spain                  AI
Ashland Crude Trading, Inc...........................................      Delaware                 AI
Ashland France S.A...................................................       France                 AIHI
Ashland International Holdings , Inc. ("AIHI").......................      Delaware                 AI
Ashland Italia S.p.A.................................................        Italy           AIHI 82% - AI 18%
Ashland Nederland B.V................................................     Netherlands              AIHI
Ashland Pipe Line, L.L.C. ("APL")....................................      Kentucky           AI 99% - SPC 1%
Ashland Scurlock Permian Canada, Ltd.................................   Alberta, Canada             SPC
Ashland UK Limited...................................................   United Kingdom             AIHI
Ash Property, Inc....................................................        Ohio                   AI
Ashmont Insurance Company, Inc. ("AIC")..............................       Vermont                 AI
Bluegrass Insurance Company Limited..................................       Bermuda                 AIC
Iberia Ashland Chemical S.A..........................................        Spain                AI 70%
Mid-Valley Supply Co.................................................      Kentucky                 AI
Ohio River Pipe Line Company.........................................      Delaware                 AI
Scurlock Permian Corporation ("SPC").................................      Kentucky                 AI
Scurlock Permian Pipe Line Corporation...............................      Kentucky                SPC
Valvoline (Australia) Pty. Ltd.......................................      Australia               AIHI
Valvoline Canada Ltd.................................................   Ontario, Canada            AIHI
Vecom International B.V..............................................     Netherlands              AIHI
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              *100% of the voting securities are owned by the immediate parent except as otherwise indicated.